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                                                                     EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 4, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab New Jersey Municipal Money Fund, Schwab Pennsylvania Municipal Money Fund, Schwab Florida Municipal Money Fund, Schwab Value Advantage Money Fund, Schwab Government Money Fund, Schwab Money Market Fund, Schwab U.S. Treasury Money Fund, Schwab Government Cash Reserves Fund, Schwab Institutional Advantage Money Fund and Schwab Retirement Money Fund (constituting The Charles Schwab Family of Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




San Francisco, California
April 30, 2000